SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2003

QUINTILES TRANSNATIONAL CORP.

(Exact name of registrant as specified in its charter)

North Carolina (State or other jurisdiction of incorporation)	000-23520 (Commission File No.)	56-1714315 I.R.S. Employer Identification Number

4709 Creekstone Drive, Riverbirch Building, Suite 200, Durham, North Carolina 27703-8411
(Address of principal executive offices)

(919) 998-2000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

      On August 26, 2003, Quintiles Transnational Corp. (the “Company”) issued a press release announcing its intent to offer $450 million principal amount of senior subordinated notes due 2013 in connection with its merger with a wholly-owned subsidiary of Pharma Services Holding, Inc. in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended. The press release is attached hereto as Exhibit 99.01 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

            (c) Exhibits

Exhibit
Number	Description of Exhibit

99.01	Press Release of the Company, dated August 26, 2003

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUINTILES TRANSNATIONAL CORP.

	By:	/s/ James L. Bierman

Dated: August 27, 2003		James L. Bierman Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

99.01	Press Release of the Company, dated August 26, 2003